                                                                     EXHIBIT 2.1
                                                                     -----------








                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                      GLOBAL DIVERSIFIED ACQUISITION CORP.

                              GD ACQUISITION CORP.

                           WESTVALE CONSULTANTS, LTD.
                                       AND

                            MK SECURE SOLUTIONS, LTD.










                            DATED: FEBRUARY 20, 2004


                                                  TABLE OF CONTENTS
                                                  -----------------


ARTICLE I THE MERGER..............................................................................................1
         1.1      The Merger......................................................................................1
         1.2      Conversion of Stock; Conversion of Outstanding Warrants.........................................2
         1.3      Merger Consideration............................................................................4
         1.4      Additional Rights; Taking of Necessary Action; Further Action...................................4
         1.5      No Further Rights or Transfers..................................................................5


ARTICLE II THE CLOSING............................................................................................5
         2.1      Closing Date....................................................................................5
         2.2      Closing Transactions............................................................................5


ARTICLE III CERTAIN CORPORATE ACTION..............................................................................7
         3.1      MailKey Corporate Action; MailKey Shareholder Consent...........................................7
         3.2      Acquiror and Sub Corporate Action...............................................................8


ARTICLE IV REPRESENTATIONS AND WARRANTIES.........................................................................8
         4.1      Representations and Warranties of MailKey.......................................................8
         4.2      Representations and Warranties of Acquiror and Sub.............................................17


ARTICLE V AGREEMENTS OF THE PARTIES..............................................................................22
         5.1      Access to Information..........................................................................22
         5.2      Confidentiality; No Solicitation...............................................................22
         5.3      Interim Operations.............................................................................25
         5.4      Intentionally Omitted..........................................................................27
         5.5      All Reasonable Efforts.........................................................................27
         5.6      Public Announcements...........................................................................28
         5.7      Notification of Certain Matters................................................................28
         5.8      Expenses.......................................................................................28
         5.9      Intentionally Omitted..........................................................................28
         5.10     Intentionally Omitted..........................................................................28
         5.11     Issuance of Common Stock.......................................................................28
         5.12     Prohibition on Trading in Acquiror Securities..................................................28
         5.13     Board of Directors.............................................................................29
         5.14     Acknowledgment of Approvals....................................................................29
         5.15     MailKey Financial Statements...................................................................29
         5.16     Certain Post-Closing Corporate Actions.........................................................30
         5.17     Production of Schedules and Exhibits...........................................................30


ARTICLE VI CONDITIONS TO CONSUMMATION OF THE MERGER..............................................................30
         6.1      Conditions to Obligations of MailKey...........................................................30


         6.2      Conditions to Acquiror's Obligations...........................................................31


ARTICLE VII INDEMNIFICATION......................................................................................33
         7.1      Indemnification by the Shareholder.............................................................33
         7.2      Indemnification Procedures for Third-Party Claim...............................................33
         7.3      Indemnification Procedures for Non-Third Party Claims..........................................34
         7.4      Limitations on Indemnification.................................................................35
         7.5      Exclusive Remedy...............................................................................35


ARTICLE VIII TERMINATION.........................................................................................35
         8.1      Termination....................................................................................35
         8.2      Notice and Effect of Termination...............................................................36
         8.3      Extension; Waiver..............................................................................36
         8.4      Amendment and Modification.....................................................................36


ARTICLE IX MISCELLANEOUS.........................................................................................36
         9.1      Survival of Representations and Warranties; Remedies...........................................36
         9.2      Limitations on Liability.......................................................................37
         9.3      Notices........................................................................................37
         9.4      Agreement; Assignment..........................................................................38
         9.5      Binding Effect; Benefit........................................................................38
         9.6      Headings.......................................................................................38
         9.7      Counterparts...................................................................................38
         9.8      Governing Law..................................................................................38
         9.9      Arbitration....................................................................................38
         9.10     Severability...................................................................................39
         9.11     Certain Definitions............................................................................39

EXHIBITS
--------

Exhibit 1.2(c)             Form of Warrant
Exhibit 1.2(d)             Form of Option
Exhibit 1.2(e)             Form of Loan Unit
Exhibit 2.2(a)(ii)(x)      Form of U.S. Investment Letter
Exhibit 2.2(a)(ii)(y)      Form of Non-U.S. Investment Letter
Exhibit 4.2(d)(i)          Form of Acquiror Warrant


SCHEDULES
---------

1.3(b)                     MailKey Shareholders and Allocation of Merger Consideration
2.2(a)(ii)(x)              U.S. MailKey Security Holders
2.2(a)(ii)(y)              Non-U.S. MailKey Security Holders
4.1(a)                     Articles of Association and Bylaws of MailKey and each Subsidiary
4.1(c)                     Consents
4.1(e)                     MailKey GAAP Financial Statements
4.1(f)(i)                  Location of Leased Property
4.1(f)(ii)                 Written Notice of Governmental Entity
4.1(f)(iv)                 MailKey as Landlord
4.1(g)                     No Contingent Liabilities
4.1(h)                     Litigation
4.1(i)                     Taxes
4.1(j)                     Insurance Coverage
4.1(n)(i)                  Intellectual Property
4.1(n)(vii)                Licenses and Rights
4.1(o)                     Accounts Receivable
4.1(p)                     MailKey Material Contracts
4.1(q)                     Labor Relations
4.1(r)                     Suppliers and Customers
4.1(u)                     Absence of Certain Changes or Events
4.2(a)(ii)                 Articles of Incorporation and Bylaws of Sub
4.2(l)                     Issuances of Securities
5.11                       Issuance of S-8 Shares

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (the "AGREEMENT"), is made and entered into as of February 20, 2004, by and among GLOBAL DIVERSIFIED ACQUISITION CORP., a Nevada corporation ("ACQUIROR"), GD ACQUISITION CORP., a Delaware corporation and wholly-owned subsidiary of Acquiror ("SUB"), MK SECURE SOLUTIONS LTD., a British Virgin Islands private limited company ("MAILKEY"), and WESTVALE CONSULTANTS, LTD, a principal shareholder of MailKey (the "SHAREHOLDER").


                                    RECITALS

        WHEREAS, Acquiror and Sub have determined that it is in the best interests of their shareholders for Sub to merge with MailKey upon the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, the respective Boards of Directors of Acquiror, Sub and MailKey have each approved this Agreement and the consummation of the transactions contemplated hereby and approved the execution and delivery of this Agreement; and

        WHEREAS, for federal income tax purposes, it is intended that the merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE");

        NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

        1.1     THE MERGER.

                (a) Upon the terms and conditions of this Agreement, at the Effective Time (as defined herein), Sub shall be merged with and into MailKey (the "MERGER") in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL") and the corporate laws of the British Virgin Islands ("BVI"), the separate corporate existence of Sub shall cease and MailKey shall continue as the surviving corporation (the "SURVIVING CORPORATION") under the laws of the BVI.

                (b) The Merger shall become effective upon the later of (i) the filing and acceptance of a certificate of merger with the Secretary of State of the State of Delaware (the "CERTIFICATE OF MERGER") in accordance with the provisions of Section 252 of the DGCL; and (ii) the filing and acceptance of a certificate of merger with the Registrar of International Companies of BVI (the "BVI CERTIFICATE OF MERGER"). The date and time when the Merger shall become effective is referred to herein as the "EFFECTIVE TIME."

                (c)     At the Effective Time:

                        (i) MailKey shall continue its existence under the laws of the BVI as the Surviving Corporation;

                        (ii) the separate corporate existence of Sub shall cease;

                        (iii) all rights, title and interests to all assets, whether tangible or intangible and any property or property rights owned by Sub shall be allocated to and vested in the Surviving Corporation without reversion or impairment, without further act or deed, and without any transfer or assignment having occurred, but subject to any existing liens or other Encumbrances thereon, and all liabilities and obligations of Sub shall be allocated to the Surviving Corporation, which shall be the primary obligor therefor and, except as otherwise provided by law or contract, no other party to the Merger, other than the Surviving Corporation, shall be liable therefor; and

                        (iv) Each of Sub and MailKey shall execute and deliver, and file or cause to be filed with the Secretary of State of the State of Delaware the Certificate of Merger, and with the Registrar of International Companies of the BVI the BVI Certificate of Merger with such amendments thereto as the parties hereto shall deem mutually acceptable.

                (d)     MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION.

                        (i) The Memorandum of Association of MailKey, as in effect immediately prior to the Effective Time, shall be the Memorandum of Association of the Surviving Company until thereafter amended as provided therein or by applicable law.

                        (ii) The Articles of Association of MailKey, as in effect immediately prior to the Effective Time, shall be the Articles of Association of the Surviving Company until thereafter amended as provided therein or by applicable law.

                (e) OFFICERS AND DIRECTORS. The officers and directors of MailKey immediately prior to the Effective Time shall be the officers and directors of the Surviving Company, and shall hold office in accordance with the Memorandum of Association and Articles of Association of the Surviving Company until the earlier of his resignation or removal or until his respective successor is duly elected and qualified, as the case may be.

        1.2     CONVERSION OF STOCK; CONVERSION OF OUTSTANDING WARRANTS.

                (a)     CONVERSION OF STOCK. At the Effective Time:

                        (i) the shares representing 100% of the issued and outstanding ordinary shares of MailKey ("MAILKEY ORDINARY SHARES") as of the Closing (as that is defined in Section 2.1 hereof) shall, by virtue of the Merger and without any action on the part of the holders of such shares, be converted into and represent the right to receive, and shall be exchangeable for the merger consideration set forth in Section 1.3 hereafter (the "MERGER CONSIDERATIOn");

                        (ii) the shares representing 100% of the issued and outstanding Preferred A Shares of MailKey ("MAILKEY PREFERRED A SHARES") as of the Closing shall, by virtue of the Merger and without any action on the part of the holders of such shares, be converted into and represent the right to receive, and shall be exchangeable for the Merger Consideration as set forth in
Section 1.3 hereafter;

                        (iii) the shares representing 100% of the issued and outstanding Preferred B Shares of MailKey ("MAILKEY PREFERRED B SHARES", and together with MailKey Ordinary Shares and MailKey Preferred A Shares, the "MAILKEY CAPITAL STOCK") as of the Closing shall, by virtue of the Merger and without any action on the part of the holders of such shares, be converted into and represent the right to receive, and shall be exchangeable for the Merger Consideration as set forth in Section 1.3 hereafter;

                        (iv) each issued and outstanding share of common stock, $.001 par value per share, of Sub shall, by virtue of the merger, be converted into and become one (1) validly issued, fully paid and nonassessable ordinary share of the Surviving Corporation.

                        (v) each share of capital stock of MailKey held in treasury as of the Effective Time shall, by virtue of the Merger, be canceled without payment of any consideration therefor and without any conversion thereof;

                        (vi) each share of MailKey Capital Stock outstanding as of the Effective Time, by virtue of the Merger, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

                (b) TRANSFER; DELIVERY OF CERTIFICATES AFTER EFFECTIVE TIME. From and after the Effective Time, there shall be no transfers on the stock transfer books of MailKey of shares of its capital stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates for shares of MailKey Capital Stock that were outstanding immediately prior to the Effective Time, shall be delivered to MailKey, they shall be canceled and exchanged for the consideration to be received therefore in connection with the Merger as provided in this Agreement.

                (c) CONVERSION OF OUTSTANDING WARRANTS. As of the date of this Agreement, as set forth on SCHEDULE 1.3(B), there are currently outstanding warrants to purchase an aggregate of 26,130 MailKey Ordinary Shares (collectively, the "MAILKEY WARRANTS"). At the Effective Time, holders of the MailKey Warrants (the "MAILKEY WARRANT HOLDERS") shall be entitled to receive, in exchange therefore, warrants (the "ACQUIROR WARRANTS") to purchase shares of common stock, $.001 par value per share, of Acquiror ("ACQUIROR COMMON STOCK"), substantially on the terms of the Form of Warrant attached hereto as EXHIBIT 1.2(C). Immediately prior to the Effective Time, each MailKey Warrant Holder shall surrender to Acquiror for cancellation all certificates or agreements evidencing a MailKey Warrant and receive in exchange therefore the Acquiror Warrants.

                (d) CONVERSION OF OUTSTANDING OPTIONS. As of the date of this Agreement, as set forth on SCHEDULE 1.3(B), there are currently outstanding options to purchase an aggregate of 18,511 MailKey Ordinary Shares (collectively, the "MAILKEY OPTIONS"). At the Effective Time, holders of the MailKey Options (the "MAILKEY OPTION HOLDERS") shall be entitled to receive, in exchange therefore, options (the "ACQUIROR OPTIONS") to purchase shares of Acquiror Common Stock, substantially on the terms of the Form of Option attached hereto as EXHIBIT 1.2(D). Immediately prior to the Effective Time, each MailKey Option Holder shall surrender to Acquiror for cancellation all certificates or agreements evidencing a MailKey Option and receive in exchange therefore the Acquiror Options.

                (e) CONVERSION OF LOAN UNITS. As of the date of this Agreement, as set forth on SCHEDULE 1.3(B), there are currently outstanding loan units convertible into an aggregate of 4,500 MailKey Ordinary Shares (collectively, the "MAILKEY LOAN UNITS"). At the Effective Time, holders of the MailKey Loan Units (the "MAILKEY LOAN UNIT HOLDERS") shall be entitled to receive, in exchange therefore, loan units (the "ACQUIROR LOAN UNITS"; together with the Acquiror Capital Stock, Acquiror Warrants, and Acquiror Options, the "ACQUIROR SECURITIES") convertible into shares of Acquiror Common Stock, substantially on the terms of the Form of Loan Unit attached hereto as EXHIBIT 1.2(E). Immediately prior to the Effective Time, each MailKey Loan Unit Holder shall surrender to Acquiror for cancellation all certificates or agreements evidencing a MailKey Loan Unit and receive in exchange therefore the Acquiror Loan Units.

        1.3     MERGER CONSIDERATION.

                (a) Subject to the provisions of Section 1.4 hereafter, the Merger Consideration, consisting of the total purchase price payable to the holders of one hundred percent (100%) of the outstanding MailKey Capital Stock (collectively, the "MAILKEY SHAREHOLDERS") in connection with the acquisition of MailKey by the Merger, shall consist of 25,000,000 newly issued shares of Acquiror Common Stock.

                (b) The Merger Consideration shall be allocated at Closing among the MailKey Shareholders in the proportion of their share ownership of the outstanding shares of MailKey Capital Stock at the Effective Time as set forth on SCHEDULE 1.3(B). It is intended that the delivery of the Merger Consideration shall qualify as a tax-free exchange under the Code.

                (c) The Acquiror Common Stock to be delivered at the Closing shall be fully paid and non-assessable and shall be free and clear of all liens, levies and Encumbrances except that such shares shall be "restricted securities" as this term is defined in the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder.

        1.4     ADDITIONAL RIGHTS; TAKING OF NECESSARY ACTION; FURTHER ACTION.

                Each of Acquiror, MailKey, Shareholder and Sub shall use their best efforts to take all such action as may be necessary and appropriate to effectuate the Merger under the laws of the BVI and the DGCL as promptly as possible, including, without limitation, the filing of certificates of merger in Delaware and the BVI consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the officers of such corporations are fully authorized in the name of their corporations or otherwise, and notwithstanding the Merger, to take, and shall take, all lawful and necessary action.

        1.5     NO FURTHER RIGHTS OR TRANSFERS.

                At and after the Effective Time, the MailKey Capital Stock outstanding immediately prior to the Effective Time shall cease to provide the holder thereof any rights as a shareholder of MailKey, except for the right to surrender the certificate or certificates representing such shares and to receive the Merger Consideration to be received in the Merger as provided in this Agreement.

                                   ARTICLE II

                                   THE CLOSING

        2.1     CLOSING DATE.

                Subject to satisfaction or waiver of all conditions precedent set forth in Section 6 of this Agreement, the closing of the Merger (the "CLOSING") shall take place at the offices of Spector Gadon & Rosen, P.C. at 10:00 a.m., local time on the day upon which all appropriate Acquiror, Sub and MailKey corporate action has been taken in accordance with Article III of this Agreement, the closing transactions under Section 2.2 have been completed and the last of the conditions precedent set forth in Article VI of this Agreement is fulfilled or waived or at such other time, date and place as the parties may agree.

        2.2     CLOSING TRANSACTIONS.

                At the Closing, the following transactions shall occur, all of such transactions being deemed to occur simultaneously:

                (a) MailKey shall deliver, or cause to be delivered, to Acquiror and Sub, the following documents and shall take the following actions:

                        (i) Certificates, if any, representing all of the issued and outstanding shares of MailKey Capital Stock;

                        (ii) Investment letters (x) in the form attached to this Agreement as Exhibit 2.2(a)(ii)(x) (the "U.S. INVESTMENT LETTER") executed by the U.S. resident MailKey Shareholders, MailKey Warrant Holders, the MailKey Option Holders and the MailKey Loan Unit Holders listed on SCHEDULE 2.2(A)(II)(X) ("U.S. MAILKEY SECURITY HOLDERS") and (y) in the form attached to this Agreement as Exhibit 2.2(a)(ii)(y) (the "NON U.S. INVESTMENT LETTER") executed by the non-U.S. resident MailKey Shareholders, MailKey Warrant Holders, the

MailKey Option Holders and the MailKey Loan Unit Holders listed on SCHEDULE 2.2(A)(II)(Y) ("NON-U.S. MAILKEY SECURITY HOLDERS");

                        (iii) The MailKey Warrants and any certificates or agreements evidencing the MailKey Warrants for cancellation in accordance with
Section 1.2(c) hereof;

                        (iv) The MailKey Options and any certificates or agreements evidencing the MailKey Options for cancellation in accordance with
Section 1.2(d) hereof;

                        (v) The MailKey Loan Units and any certificates or agreements evidencing the MailKey Loan Units for cancellation in accordance with
Section 1.2(e) hereof;

                        (vi) A certificate executed by an authorized officer of MailKey to the effect that all representations and warranties made by MailKey in this Agreement are true and correct on and as of the Closing, as though originally given to Acquiror and Sub on said date;

                        (vii) An incumbency certificate signed by all of the officers of MailKey dated at or about the Closing;

                        (viii) Copy of Articles of Association of MailKey certified by the Secretary of MailKey at or about the Closing shall be delivered by MailKey; similar Articles, Regulations or other governing instruments will be delivered by each of the Subsidiaries; and

                        (ix) Board resolution dated at or about the Closing authorizing the transactions contemplated by this Agreement and Written Notice (as defined in Section 3.1(a) certified by the Secretary of MailKey.

                (b) Acquiror will deliver, or shall cause to be delivered, to MailKey, the MailKey Warrant Holders and the MailKey Shareholders, as applicable, the following documents and shall take the following actions:

                        (i) Acquiror shall deliver or shall cause to be delivered to the MailKey Shareholders certificates evidencing 25,000,000 shares of Acquiror Common Stock in payment of the Merger Consideration in accordance with Section 1.3(b);

                        (ii) Acquiror shall deliver or cause to be delivered to the MailKey Warrant Holders, the Acquiror Warrants in accordance with Section 1.2(c);

                        (iii) Acquiror shall deliver or cause to be delivered to the MailKey Option Holders, the Acquiror Options in accordance with Section 1.2(d);

                        (iv) Acquiror shall deliver or cause to be delivered to the MailKey Loan Unit Holders, the Acquiror Loan Units in accordance with
Section 1.2(e);

                        (v) A certificate executed by an authorized officer of Acquiror to the effect that all representations and warranties of Acquiror under this Agreement are true and correct as of the Closing, as though originally given to MailKey on said date;

                        (vi) A certificate executed by an authorized officer of Sub to the effect that all representations and warranties of Sub under this Agreement are true and correct as of the Closing, as though originally given to MailKey and the MailKey Shareholders on said date;

                        (vii) A certificate of good standing from the Secretary of State of the State of Nevada dated at or about the Closing that Acquiror is in good standing under the laws of said state;

                        (viii) A certificate of good standing from the Secretary of State of the State of Delaware dated at or about the Closing that Sub is in good standing under the laws of said state;

                        (ix) An incumbency certificate signed by all of the officers of Acquiror dated at or about the Closing;

                        (x) An incumbency certificate signed by all of the officers of Sub dated at or about the Closing;

                        (xi) Certificate of Incorporation of Acquiror certified by the Secretary of State of the State of Nevada at or about the Closing Date and a copy of the Bylaws of Acquiror certified by the Secretary of Acquiror dated at or about the Closing;

                        (xii) Certificate of Incorporation of Sub certified by the Secretary of State of the State of Delaware at or about the Closing Date and a copy of the Bylaws of Sub certified by the Secretary of Sub dated at or about the Closing;

                        (xiii) Board resolution of Acquiror dated at or about the Closing authorizing the transactions contemplated by this Agreement certified by the Secretary of Acquiror; and

                        (xiv) Board and shareholder resolutions of Sub dated at or about the Closing authorizing the transactions contemplated by this Agreement certified by the Secretary of Sub.

                (c) Each of the parties to this Agreement shall have otherwise executed whatever documents and agreements, provided whatever consents or approvals and shall have taken all such actions as are required under this Agreement.

                                  ARTICLE III

                            CERTAIN CORPORATE ACTION

        3.1     MAILKEY CORPORATE ACTION; MAILKEY SHAREHOLDER CONSENT.

                (a) On or before the Closing, Shareholder, the holder of more than 50% of the votes of the MailKey Shareholders, having accepted Acquiror's offer to acquire all of the MailKey Capital Stock by way of merger as contemplated in this Agreement (the "QUALIFYING

OFFER"), pursuant to Regulation 105 of the Articles of Association of MailKey, will have notified the "Other Shareholders" (as defined in Regulation 107 of the Articles of Association) of their intention to accept such Qualifying Offer (the "WRITTEN NOTICE"), and such Written Notice shall be effective. The MailKey Shareholders will therefore be bound to accept such Qualifying Offer.

                (b) MailKey shall cause to occur all other corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

        3.2     ACQUIROR AND SUB CORPORATE ACTION.

                Acquiror and Sub shall cause to occur all corporate action necessary to effect the Merger and to consummate the other transactions contemplated hereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        4.1     REPRESENTATIONS AND WARRANTIES OF MAILKEY.

                As a material inducement to Acquiror and Sub to execute this Agreement and consummate the Merger and other transactions contemplated hereby, MailKey and Shareholder, jointly and severally, hereby make the following representations and warranties to Acquiror and Sub. The representations and warranties are true and correct in all material respects at this date, and will be true and correct in all material respects on the Closing as though made on and as of such date.

                (a)     CORPORATE EXISTENCE AND POWER.

                        (i) MailKey is a corporation duly incorporated, validly existing and in good standing under the laws of the BVI, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. MailKey and each of its respective Subsidiaries, is duly qualified to do business as a foreign corporation and is in good standing in the UK and Singapore and in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Articles of Association of MailKey and its subsidiaries, as amended to date, are attached hereto as SCHEDULE 4.1(A) and are made a part hereof.

                        (ii) MailKey owns no interest in any other entity other than MK Secure Solutions Limited (UK) and MailKey Asia PTE Ltd. (collectively the "Subsidiaries" and individually a "Subsidiary"). Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the country of its incorporation, and has all corporate powers and all government licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have any of the foregoing would not have a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect.

                (b)     DUE AUTHORIZATION AND REQUISITE APPROVALS.

                        (i) This Agreement has been duly authorized, executed and delivered by MailKey and constitutes a valid and binding agreement of MailKey enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of MailKey required under applicable law, its Articles of Association in order to consummate the Merger will have occurred.

                        (ii) The Board of Directors of MailKey has approved the execution of this Agreement and the consummation of the Merger and all other transactions contemplated hereby. The MailKey Shareholders have consented by operation of the Written Notice (as defined in Section 3.1(a)) to the execution of this Agreement and the consummation of the Merger and all other transactions contemplated hereby.

                (c)     NO CONTRAVENTION.

                The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated hereby will not: (i) conflict with or result in any violation of any provision of the Articles of Association of MailKey or any of the Subsidiaries; or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of a right or obligation or loss under, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to MailKey or any of the Subsidiaries, or any of their respective properties or assets, or result in the creation or imposition of any mortgage, lien, pledge, charge or security interest of any kind ("ENCUMBRANCE") of MailKey or the Subsidiaries, except such as is not reasonably likely to have a Material Adverse Effect or prevent MailKey from consummating the transactions contemplated by this Agreement. Except as set forth on Schedule 4.1(c), no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to MailKey or any Subsidiary in connection with the execution and delivery of this Agreement by MailKey or the consummation by MailKey of the transactions contemplated hereby, except the filing of the BVI Certificate of Merger.

                (d)     CAPITALIZATION AND SHARE OWNERSHIP.

                The authorized capital stock of MailKey consists solely of 4,700,000 Ordinary Shares, 150,000 Preferred A Shares and 150,000 Preferred B Shares. The MailKey Preferred A

Shares, MailKey Preferred B Shares and MailKey Ordinary Shares have the rights and preferences set forth in the Articles of Association. There are currently 87,365.85 MailKey Ordinary Shares outstanding, 94,387 MailKey Preferred A Shares outstanding, and 68,247.15 MailKey Preferred B Shares outstanding, all of which are owned by the shareholders identified on SCHEDULE 1.3(B). The outstanding shares of capital stock of MailKey have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this Section 4.1(d) or on SCHEDULE 1.3(B), there are outstanding
(A) no shares of capital stock or other voting securities of MailKey, (B) no securities of MailKey convertible into or exchangeable for shares of capital stock or voting securities of MailKey and (C) no options, warrants or other rights to acquire from MailKey, the MailKey Shareholders, or any other Person, and no obligation of MailKey to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of MailKey, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of MailKey. The MailKey Capital Stock to be surrendered in the Merger will be owned of record and beneficially by the shareholders identified on SCHEDULE 1.3(B), free and clear of any Encumbrances or Rights. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities. All of the issued and outstanding shares of capital stock of the Subsidiaries are owned by MailKey, and there are no agreements (other than this Agreement) to sell, pledge assign or otherwise transfer such securities.

                (e)     GAAP FINANCIAL STATEMENTS.

                Attached hereto as Schedule 4.1(e) are copies of consolidated financial statements of MailKey and the Subsidiaries for the period commencing March 11, 2003 (inception) through December 31, 2003 (the "GAAP Financial Statements"). The GAAP Financial Statements have been prepared from, and are in accordance with, the books and records of MailKey, comply in all material respects with applicable accounting requirements, have been prepared in accordance with United States generally accepted accounting principles consistently applied ("GAAP") throughout the periods reported upon and fairly present in all material respects the financial position of MailKey and its Subsidiaries as of the dates thereof and the results of operations and cash flows of MailKey and its Subsidiaries for the periods then ended.

                (f)     REAL PROPERTIES.

                        (i) MailKey and the Subsidiaries have good and marketable title to, and valid leasehold interests in, all of the properties and leasehold interests identified on SCHEDULE 4.1(F)(I) hereto pursuant to the true, correct and complete copies of the lease agreements attached to SCHEDULE 4.1(F)(I). MailKey and the Subsidiaries own or lease no other real estate. None of the leasehold interests held by MailKey or the Subsidiaries is subject to any Encumbrance, except (a) liens for ad valorem taxes not yet due or being contested in good faith; and (b) contractual or statutory mechanics or materialmen's liens or other statutory or common law Encumbrances relating to obligations of MailKey that are not delinquent or are being contested in good faith. There are no Encumbrances which materially interfere with the present use of such leasehold interests.

                        (ii) Except as described on SCHEDULE 4.1(F)(II) hereto neither MailKey nor any Subsidiary has received any written notice from any governmental entity having jurisdiction over MailKey or the Subsidiaries or over any of the real property leased by MailKey or the Subsidiaries of any violation by MailKey or the Subsidiaries of any law, regulation or ordinance relating to zoning, environmental matters, local building or fire codes or similar matters relating to any of the real property leased by MailKey or the Subsidiaries or of any condemnation or eminent domain proceeding.

                        (iii) Except such as has not had and is not reasonably likely to have a Material Adverse Effect, all of the buildings leased by MailKey or the Subsidiaries and all plumbing, HVAC, electrical, mechanical and similar systems are in good repair and adequate for their current use, ordinary wear and tear excepted.

                        (iv) Except as described on SCHEDULE 4.1(F)(IV), neither MailKey nor any Subsidiary is a party to any lease, sublease, lease assignment or other agreement for the use or occupancy of any of the leasehold premises wherein MailKey or the Subsidiary is the landlord, sub-landlord or assignor, whether by name, as successor-in-interest or otherwise. There are no outstanding agreements with any party to acquire the leasehold premises or any portion thereof or any interest therein.

                        (v) All certificates of occupancy and all other licenses, permits, authorizations, consents, certificates and approvals required by all governmental authorities having jurisdiction over the leasehold premises occupied by MailKey or the Subsidiaries have been issued, are fully paid for and are in full force and effect, will survive the Closing and will not be invalidated, violated or otherwise adversely affected by the Merger or the other transactions contemplated by this Agreement.

                (g)     NO UNDISCLOSED LIABILITIES.

                Except contained within the Financial Statements (as defined in Section 5.15) or otherwise as described on SCHEDULE 4.1(G), at the Closing, MailKey and the Subsidiaries shall have no material liabilities or indebtedness, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, and to the Knowledge of MailKey, there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, except as and to the extent reflected on this Agreement or any Schedule or Exhibit hereto or which has been incurred in the ordinary course of business since December 31, 2003, and as accurately reflected on the books and records of MailKey or the Subsidiaries.

                (h)     LITIGATION.

                Except as described on SCHEDULE 4.1(H) hereto there is no action, suit, investigation or proceeding (or, to the Knowledge of MailKey, any basis therefor) pending against, or to the Knowledge of MailKey, threatened against or affecting MailKey or the Subsidiaries or any of their properties before any court or arbitrator or any governmental body, agency or official that
(i) if adversely determined against MailKey or the Subsidiaries, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

                (i)     TAXES.

                Attached hereto on SCHEDULE 4.1(I) are true and correct copies of tax returns of MailKey and the Subsidiaries for the period of its existence. Except as disclosed on SCHEDULE 4.1(I), MailKey and the Subsidiaries have timely filed all tax returns required to be filed by them, or will timely file when due all tax returns required to be filed by them between the date hereof and the Closing. MailKey and the Subsidiaries have paid in a timely fashion or will pay when due in a timely fashion, all taxes required to be paid in respect of the periods covered by such returns, and the books and the GAAP Financial Statements of MailKey reflect adequate reserves for all taxes payable by MailKey and the Subsidiaries which have been, or will be, accrued but are not yet due. Neither MailKey nor any of the Subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge. No deficiencies for any taxes have been proposed, asserted or assessed against MailKey or any Subsidiary. MailKey is not aware of any facts which would constitute the basis for the proposal or assertion of any such deficiency and there is no action, suit, proceeding, audit or claim now pending or threatened against MailKey or the Subsidiaries, asserting any deficiency in the payment of taxes. All taxes which MailKey or the Subsidiaries are required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable. For the purposes of this Agreement, the term "TAX" shall include all federal, state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever. Neither MailKey nor the Subsidiaries nor any member of any affiliated or combined group of which MailKey is or has been a member has granted any extension or waiver of the limitation period applicable to any tax returns. There are no Encumbrances for taxes upon the assets of MailKey or the Subsidiaries, except Encumbrances for current taxes not yet due Subsidiaries. There are no tax sharing or tax allocation agreements to which MailKey is now or ever has been a party. MailKey will not be required under Section 481(c) of the Code, to include any material adjustment in taxable income for any period subsequent to the Merger. MailKey (i) has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was MailKey) and (ii) has no liability for the taxes of any Person (other than MailKey) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                (j)     INSURANCE COVERAGE.

                SCHEDULE 4.1(J) sets forth a list of all MailKey key-man life insurance policies and other insurance policies material to the current and proposed business of MailKey and the Subsidiaries. MailKey and the Subsidiaries maintain insurance covering their assets, business, equipment, properties, operations, employees, officers and directors with such coverage, in such amounts, and with such deductibles and premiums as are consistent with insurance coverage provided for other companies of comparable size and in comparable industries. All of such policies are in full force and effect and all premiums payable have been paid in full and MailKey and the Subsidiaries are in full compliance with the terms and conditions of such policies. Neither MailKey nor any Subsidiary has received any notice from any issuer of such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on a material increase in premium rates other than in the ordinary course of business. None of such policies are subject to cancellation by virtue of the Merger or the consummation of the other transactions contemplated by this Agreement. There is no claim by MailKey pending under any of such policies as to which coverage has been questioned or denied.

                (k)     COMPLIANCE WITH LAWS.

                Neither MailKey nor any Subsidiary is in violation of, nor has any such entity violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony. Without limiting the generality of the foregoing, MailKey and the Subsidiaries have all licenses, permits, certificates and authorizations needed or required for the conduct of business of MailKey and the Subsidiaries as presently conducted and for the use of its properties and premises occupied by it, except where the failure to obtain a licenses, permit, certificate or authorization would not have a Material Adverse Effect.

                (l)     PERSONAL PROPERTY.

                MailKey and the Subsidiaries have good and valid title to all of their personal property, tangible and intangible, reflected on the Financial Statements and to all other personal property owned by them, free and clear of any Encumbrance. MailKey and the Subsidiaries are the owner of all of its personal property now located in or upon their leased premises and of all personal property which is used in the operation of their business. All such equipment, furniture and fixtures and other tangible personal property are in good operating condition and repair and do not require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair.

                (m)     ADVISORY FEES.

                There is no investment banker, broker, finder or other advisor which has been retained by, or is authorized by MailKey to act on its or their behalf, who might be entitled to any fee or commission from MailKey, Acquiror, Sub or any of their respective Affiliates upon consummation of this Merger.

                (n)     INTELLECTUAL PROPERTY.

                        (i) SCHEDULE 4.1(N)(I) sets forth a true and complete list of (A) all Patents, Trademarks, Copyrights and Software included in the Owned Intellectual Property, (B) all MailKey IP Agreements, and (C) all other Owned Intellectual Property material to the business of MailKey or the Subsidiaries.

                        (ii) The operation of MailKey and the Subsidiaries as currently conducted or as contemplated to be conducted and the use of the Owned Intellectual Property and Licensed Intellectual Property in connection therewith do not conflict with, infringe, misappropriate or otherwise violate the intellectual property or other proprietary rights, including rights of privacy, publicity and endorsement, of any third party, and no actions, suits, proceedings, investigations or claims are pending or, to the Knowledge of MailKey, threatened against MailKey alleging any of the foregoing.

                        (iii) MailKey is the exclusive owner of the entire and unencumbered right, title and interest in and to the Owned Intellectual Property and the MailKey IP Agreements, and MailKey and the Subsidiaries have a valid right to use the Owned Intellectual Property and Licensed Intellectual Property in the ordinary course of its business as presently conducted or as contemplated to be conducted.

                        (iv) No Owned Intellectual Property, or to the Knowledge of MailKey, any Licensed Intellectual Property, is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property.

                        (v) The Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property used in the ordinary day-to-day conduct of the business of MailKey and its Subsidiaries, and there are no other items of Intellectual Property that are material to the ordinary day-to-day conduct of such business. The Owned Intellectual Property and, to the Knowledge of MailKey, the Licensed Intellectual Property, are subsisting, valid and enforceable, and have not been adjudged invalid or unenforceable in whole or part.

                        (vi) No actions or claims have been asserted or are pending or, to the Knowledge of MailKey, threatened against MailKey or any Subsidiary (A) based upon or challenging or seeking to deny or restrict the use by MailKey or any Subsidiary of any of the Owned Intellectual Property or Licensed Intellectual Property, (B) alleging that any services provided by, processes used by, or products manufactured or sold by MailKey or any Subsidiary infringe or misappropriate any Intellectual Property right of any third party or
(C) alleging that the Licensed Intellectual Property is being licensed or sublicensed in conflict with the terms of any license or other agreement.

                        (vii) Except as set forth in SCHEDULE 4.1(N)(VII), MailKey has not granted any license or other right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or impairment of any of the Owned Intellectual Property.

                (o)     ACCOUNTS RECEIVABLE.

                The accounts receivable of MailKey and its Subsidiaries referred to within the Financial Statements constitute valid claims in the full amount thereof against the debtors charged therewith on the books of MailKey and its Subsidiaries to which each such account is payable and has been acquired in the ordinary course of business. Except as set forth in Schedule 4.1(O), the accounts receivable are fully collectible to the extent of the face value thereof (less the amount of the allowance for the doubtful accounts reflected on the Financial Statements) in the due course of normal commercial dealings.

                (p)     MAILKEY MATERIAL CONTRACTS.

                Neither MailKey nor any Subsidiary is a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments, excluding contracts entered into in the ordinary course of business, the liabilities or commitments under which exceed $10,000 individually or $100,000 in the aggregate (the "MAILKEY MATERIAL CONTRACTS"), except for the leases and agreements described on Schedules 4.1(f)(i), (ii) and (iv), 4.1(j), 4.1(n)(vii) and 4.1(p).

                (q)     LABOR RELATIONS

                Except as described on SCHEDULE 4.1(Q), as of the date of this Agreement (i) there are no activities or proceedings of any labor union to organize any non-unionized employees of MailKey or any of its Subsidiaries; (ii) there are no unfair labor practice charges and/or complaints pending against MailKey or any of its Subsidiaries before the National Labor Regulations Board, or any similar foreign labor relations governmental bodies, or any current union representation questions involving employees of MailKey or any of its Subsidiaries; and (iii) there is no strike, slowdown, work stoppage or lockout, or threat thereof, by or with respect to any employees of MailKey or any of its Subsidiaries. As of the date of this Agreement, neither MailKey nor any of its Subsidiaries is a party to any collective bargaining agreements. There are no controversies pending or threatened between MailKey and its Subsidiaries and any of their respective employees, except for such controversies that would not be reasonably likely to have a Material Adverse Effect.

                (r)     SUPPLIERS AND CUSTOMERS.

                Set forth on SCHEDULE 4.1(R) is a list of the ten largest customers of MailKey and its Subsidiaries based on the percentage of revenue represented by those customers for the period ending September 30, 2003. The relationship of MailKey and its Subsidiaries with their suppliers and customers are good commercial working relationships and no material supplier or customer of MailKey and its Subsidiaries has canceled, curtailed or otherwise terminated or threatened to cancel or otherwise terminate, his or its relationship with MailKey or any of its Subsidiaries. MailKey has no Knowledge, or reason to believe, that the Merger or any other transaction contemplated hereby would adversely affect any such material supplier or customer relationship.

                (s)     INTENTIONALLY OMITTED.

                (t)     INTENTIONALLY OMITTED.

                (u)     ABSENCE OF CERTAIN CHANGES OR EVENTS.

                Except as and to the extent set forth on the Financial Statements, to the extent contained in this Agreement, or as set forth on
SCHEDULE 4.1(U), between December 31, 2003 (the date of the most recent Financial Statements) and the Closing, there will not be (i) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of MailKey or any of its Subsidiaries, (ii) any entry by MailKey or any of its

Subsidiaries into any material commitment or transaction which is not in the ordinary course of business; (iii) any change by MailKey or any of its Subsidiaries in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (iv) any declaration, payment or setting aside for payment of any dividends or other distributions (whether in cash, stock or property) in respect of capital stock of MailKey or any Subsidiary, or any direct or indirect redemption, purchase or any other type of acquisition by MailKey, or any direct or indirect redemption, purchase or any other type of acquisition by MailKey of any shares of its capital stock or any other securities for an aggregate sum not in excess of $10,000, (v) any agreement by MailKey, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4.1 untrue or incorrect; (vi) any acquisition of the assets of MailKey, other than in the ordinary course of business and consistent with past practice and not in excess of $25,000 in the aggregate; or (vii) any execution of any agreement with any executive officer of MailKey providing for his or her employment, or any increase in the compensation or in severance or termination benefits payable or to become payable by MailKey to its officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of MailKey. Since the date of the Financial Statements, there has not been and there is not threatened, any material adverse change in financial condition, business, results of operations or prospects of the business or any material physical damage or loss to any of the properties or assets of the business or to the premises occupied in connection with the business, whether or not such loss is covered by insurance.

                (v)     INVESTMENT INTENT.

                The Acquiror Securities issued to the U.S. MailKey Security Holders are not being registered under the Securities Act on the basis of the statutory exemption provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, relating to transactions not involving a public offering. The Acquiror Securities issued to the Non-U.S. MailKey Security Holders are not being registered under the Securities Act on the basis of the statutory exemption provided by Regulation S promulgated thereunder, relating to offers and sales of Securities that occur outside of the United States. The Acquiror's reliance on these exemptions is based in part on the representations contained in the U.S. Investment Letters and the non-U.S. Investment Letters.

                (w)     INVESTMENT BANKING FEES.

                There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized by MailKey to act on its or their behalf, who might be entitled to any fee or commission from MailKey, Acquiror, Sub or any of their respective affiliates upon consummation of this Merger.

                (x)     STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING.

                Neither this Agreement, including all exhibits and schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by MailKey to Acquiror or Sub in connection with the Merger or the other transactions contemplated hereby, contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to MailKey which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of MailKey or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto or disclosed by MailKey to the Acquiror prior to the execution of this Agreement.

        4.2     REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND SUB.

                As a material inducement to MailKey to execute this Agreement and to consummate the Merger and the other transactions contemplated hereby, Acquiror and Sub, hereby jointly and severally, make the following representations and warranties:

                (a)     CORPORATE EXISTENCE AND POWER.

                        (i) Acquiror is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its respective business as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. Acquiror is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not have a Material Adverse Effect.

                        (ii) Sub is the only subsidiary of Acquiror. Sub is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate power and authority to own and operate its businesses as presently conducted, except where the failure to be or have any of the foregoing would not have a Material Adverse Effect. Sub is duly qualified as a foreign company or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except for such failures to be so qualified or in good standing as would not, individually or in the aggregate, have a Material Adverse Effect. True, correct and complete copies of the Certificate of Incorporation and Bylaws, or similar organizational documents, of Sub, as amended to date, are attached hereto as SCHEDULE 4.2(A)(II) and are made a part hereof.

                (b)     DUE AUTHORIZATION.

                This Agreement, and as of the Closing the other agreements described herein to which Acquiror or Sub is a party, has been, or as of the Closing will be, duly authorized, executed and delivered by Acquiror or Sub, as applicable, and constitutes, or as of the Closing will constitute, a valid and binding agreement of Acquiror or Sub, as applicable, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, and other similar laws relating to, limiting or affecting the enforcement of creditors rights generally or by the application of equitable principles. As of the Closing all corporate action on the part of Acquiror and Sub required under applicable law in order to consummate the Merger will have occurred.

                (c)     NO CONTRAVENTION.

                The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated thereby will not (i) conflict with or result in any violation of any provision of the Certificate of Incorporation or Bylaws of Acquiror or Sub or (ii) conflict with or result in any violation or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any right or obligation or to a loss or a benefit under, any provision of the Certificate of Incorporation or Bylaws of Acquiror or Sub or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror or Sub or their properties or assets or result in the creation or imposition of any Encumbrance on any asset of Acquiror or Sub, except, only as to clause (ii) above, such as is not reasonably likely to have a Material Adverse Effect or prevent Acquiror or Sub from consummating the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, any Person, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by or with respect to Acquiror or Sub in connection with the execution and delivery of this Agreement or the consummation by them of the transactions contemplated hereby, except the filing of the Certificate of Merger.

                (d)     CAPITALIZATION.

                        (i) The authorized capital stock of Acquiror consists of 100,000,000 shares of common stock, $.001 par value per share. The outstanding capital stock of the Acquiror consists solely of 318,018 shares of common stock. All shares of capital stock of Acquiror outstanding have been duly authorized and validly issued, are fully paid and nonassessable and are free of preemptive rights. There are currently: (A) 5,010,000 shares of Acquiror Common Stock approved for issuance under Acquiror's 2001 Employee Stock Compensation Plan, which shares were registered under the Securities Act pursuant to a Registration Statement on Form S-8, registration no. 333-109067, filed with the SEC on September 24, 2003 (the "Form S-8 Registration Statement"), of which 5,000,000 shares of Acquiror Common Stock are currently available for issuance (the "S-8 Shares"), and (B) warrants outstanding to acquire 200,000 shares of Acquiror Common Stock (the "Acquiror Warrants") in the Form of Acquiror Warrant attached hereto as EXHIBIT 4.2(d)(i). Upon the issuance of the Acquiror Common Stock and the S-8 Shares contemplated hereby, such shares shall be duly authorized, validly issued, fully paid and nonassessable shares of capital stock of Acquiror. Acquiror's 2001 Employee Stock Compensation Plan has been duly authorized and approved by all necessary corporate action. The persons set forth on SCHEDULE 5.11 are the only persons to whom S-8 Shares will be issued, and each of such persons is an officer, director or employee of, or consultant to, Acquiror, or is such other person permitted under the Securities Act to receive the S-8 Shares. The S-8 Shares shall be issued solely for compensatory purposes, and not for the purpose of raising capital for Acquiror or Sub. Except as provided in this Section 4.2(d)(i), there are currently outstanding (A) no shares of capital stock or other voting securities of Acquiror, (B) no securities of Acquiror convertible into or exchangeable for shares of capital stock or voting securities of Acquiror and
(C) no options, warrants or other rights to acquire shares of capital stock from Acquiror or any other Person, and no obligation of Acquiror to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Acquiror, and there are no agreements or commitments to do any of the foregoing. There are no voting trusts or voting agreements applicable to any shares of capital stock of Acquiror. There are no agreements (other than this Agreement) to sell, pledge, assign or otherwise transfer such securities.

                        (ii) The authorized capital stock of Sub consists solely of 1,000 shares of common stock, $.001 par value per share, of which 100 shares are issued and outstanding and owned of record and beneficially by Acquiror. The outstanding shares of Sub have been duly authorized and validly issued, and are fully paid and nonassessable and free of preemptive rights.

                (e)     SEC REPORTS AND FINANCIAL STATEMENTS.

                Acquiror has filed with the SEC, and has heretofore made available to MailKey true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act since April 1, 2001, including the Form S-8 Registration Statement (as such documents have been amended since the time of their filing, collectively, the "Acquiror SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Acquiror SEC Documents, including any financial statements or schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The S-8 Registration Statement was filed with the SEC on September 24, 2003, and is currently effective and has been effective at all times since such date. Each of the financial statements included in the Acquiror SEC Documents have been prepared from, and are in accordance with, the books and records of Acquiror, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial positions and the results of operations and cash flows of Acquiror as of the dates thereof or for the periods presented therein (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount).

                (f)     ASSETS.

                Acquiror does not own or have any leasehold interest in any real property. Acquiror has good and marketable title to or the legal right to use, and holds free and clear of all Encumbrances, all of the assets reflected in the most recent financial statements contained in the Acquiror SEC Documents, except for those sold or otherwise disposed of since the date of such financial statements in the ordinary course of business consistent with past practice and not in violation of this Agreement. All assets of Acquiror that are used in the operations of its business are in good operating condition and repair, subject to normal wear and tear. None of the equipment and other assets owned or used by Acquiror is subject to any commitment or other arrangement for their sale or use by any Affiliate of Acquiror, or by third parties.

                (g)     LITIGATION.

                There is no action, suit, investigation or proceeding (or, to the Knowledge of Acquiror or Sub any basis therefor) pending against, or to the Knowledge of Acquiror or Sub threatened, against or affecting Acquiror, Sub or any of their respective properties before any court or arbitrator or any governmental body, agency or official that (i) if adversely determined against Acquiror or Sub, would have a Material Adverse Effect or (ii) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated by the Agreement.

                (h)     TAXES.

                Acquiror and Sub have timely filed (or has had timely filed on its behalf) with the appropriate tax authorities all tax returns required to be filed by them or on behalf of them, and each such tax return was complete and accurate in all material respects, and Acquiror and Sub have timely paid (or have had paid on their behalf) all material Taxes due and owing by it, regardless of whether required to be shown or reported on a tax return, including Taxes required to be withheld by it. No deficiency for a material Tax has been asserted in writing or otherwise, to Acquiror's Knowledge, against Acquiror or any Subsidiary or with respect to any Assets, except for asserted deficiencies that either (i) have been resolved and paid in full or (ii) are being contested in good faith. There are no material Liens for Taxes upon the Assets.

                (i)     COMPLIANCE WITH LAWS.

                To the Knowledge of Acquiror and Sub, neither Acquiror nor Sub is in violation of, nor has either Acquiror or Sub violated, any applicable provisions of any laws, statues, ordinances or regulations, other than as would not be reasonably likely to have a Material Adverse Effect or constitute a felony.

                (j)     ENVIRONMENTAL MATTERS.

                Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect, Acquiror (i) has obtained all applicable permits, licenses and other authorizations that are required to be obtained under all applicable Environmental Laws by Acquiror in connection with its business; (ii) is in compliance with all terms and conditions of such required permits, licenses and authorizations, and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in or arising from applicable Environmental Laws in connection with its business; (iii) has not received notice of any part or present violations of Environmental Laws in connection with its business, or of any spill, release, event, incident, condition or action or failure to act in connection with its business that is reasonably likely to prevent continued compliance with such Environmental Laws, or which would give rise to any common law environmental liability or liability under Environmental Laws, or which would otherwise form the basis of any action against Acquiror based on or resulting from the manufacture, processing, use, treatment, storage, disposal, transport, or handling, or the emission, discharge or release into the environment, of any hazardous material by any Person in connection with Acquiror's business; and (iv) has taken all actions required under applicable Environmental Laws to register any products or materials required to be registered by Acquiror thereunder in connection with its business.

                (k)     INSURANCE.

                Acquiror does not maintain any insurance covering its assets, business, equipment, properties, operations, employees, officers, directors and managers.

                (l)     ABSENCE OF CERTAIN CHANGES OR EVENTS.

                Except as set forth on SCHEDULE 4.2(L) or as otherwise contemplated by this Agreement, since the date of the most recent financial statements contained in the Acquiror SEC Documents (i) there has been no change or development in, or effect on, Acquiror that has or could reasonably be expected to have a Material Adverse Effect, (ii) Acquiror has not sold, transferred, disposed of, or agreed to sell, transfer or dispose of, any material amount of its assets other than in the ordinary course of business,
(iii) Acquiror has not paid any dividends or distributed any of its assets to any of its shareholders, (iv) Acquiror has not acquired any material amount of assets except in the ordinary course of business, nor acquired or merged with any other business, (v) Acquiror has not waived or amended any of its respective material contractual rights except in the ordinary course of business, and (vi) Acquiror has not entered into any agreement to take any action described in clauses (i) through (v) above.

                (m)     ADVISORY FEES.

                There is no investment banker, broker, finder or other advisor which has been retained by, or is authorized by Acquiror or Sub to act on its or their behalf, who might be entitled to any fee or commission from MailKey, Acquiror, Sub or any of their respective Affiliates upon consummation of this Merger.

                (n)     STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING.

                Neither this Agreement, including all exhibits and schedules and other closing documents, nor any document filed with the SEC pursuant to Acquiror's reporting obligations under the Exchange Act, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Acquiror or Sub to MailKey in connection with the Merger or the other transactions contemplated hereby, or any information furnished by Acquiror or Sub taken as a whole contains or will contain any untrue statement of any material fact or omit or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading. There is no fact known to Acquiror or Sub taken as a whole which may have a Material Adverse Effect on the business, prospects, financial condition or results of operations of Acquiror or Sub taken as a whole or of any of its properties or assets which has not been set forth in this Agreement as an exhibit or schedule hereto.

                                    ARTICLE V

                            AGREEMENTS OF THE PARTIES

        5.1     ACCESS TO INFORMATION.

                At all times prior to the Closing or the earlier termination of this Agreement in accordance with the provisions of Section 8, and in each case subject to Section 5.2 below, each of the parties hereto shall provide to the other parties (and the other parties' authorized representatives) full access during normal business hours and upon reasonable prior notice to the premises, properties, books, records, assets, liabilities, operations, contracts, personnel, financial information and other data and information of or relating to such party (including without limitation all written proprietary and trade secret information and documents, and other written information and documents relating to intellectual property rights and matters), and will cooperate with the other party in conducting its due diligence investigation of such party.

        5.2     CONFIDENTIALITY; NO SOLICITATION.

                (a)     CONFIDENTIALITY OF MAILKEY-RELATED INFORMATION.

                With respect to information concerning MailKey that is made available to Acquiror pursuant to the terms of this Agreement, Acquiror and Sub agree that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and related transactions contemplated in this Agreement and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, Affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by Acquiror or Sub of the confidential nature of such information and directed by Acquiror or Sub in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of Section 8, Acquiror or Sub shall immediately return all such information, all copies thereof and all information prepared by Acquiror or Sub based upon the same. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by Acquiror or Sub from a third party entitled to disclose it; (ii) becomes known publicly other than through Acquiror, Sub or any party who received the same through Acquiror or Sub, provided that Acquiror or Sub has no Knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by Acquiror or Sub ; or (iv) is disclosed with the express prior written consent thereto of MailKey. Acquiror and Sub shall undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (a). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (A) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (B) cooperate with the non-disclosing party, at the expense of the non-disclosing party in, obtaining a protective or similar order with respect to such information; and (C) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                (b)     CONFIDENTIALITY OF ACQUIROR-RELATED INFORMATION.

                With respect to information concerning Acquiror that is made available to MailKey pursuant to the provisions of this Agreement, MailKey agrees that they shall hold such information in strict confidence, shall not use such information except for the sole purpose of evaluating the Merger and the related transactions, and shall not disseminate or disclose any of such information other than to their directors, officers, employees, shareholders, Affiliates, agents and representatives who need to know such information for the sole purpose of evaluating the Merger and the related transactions (each of whom shall be informed in writing by MailKey of the confidential nature of such information and directed by such party in writing to treat such information confidentially). If this Agreement is terminated pursuant to the provisions of
Section 8, MailKey agrees to return immediately all such information, all copies thereof and all information prepared by either of them based upon the same. The above limitations on use, dissemination and disclosure shall not apply to information that (i) is learned by MailKey from a third party entitled to disclose it; (ii) becomes known publicly other than through MailKey or any party who received the same through MailKey, provided that MailKey has no knowledge that the disclosing party was subject to an obligation of confidentiality; (iii) is required by law or court order to be disclosed by MailKey; or (iv) is disclosed with the express prior written consent thereto of Acquiror. MailKey agrees to undertake all necessary steps to ensure that the secrecy and confidentiality of such information will be maintained in accordance with the provisions of this paragraph (b). Notwithstanding anything contained herein to the contrary, in the event a party is required by court order or subpoena to disclose information which is otherwise deemed to be confidential or subject to the confidentiality obligations hereunder, prior to such disclosure, the disclosing party shall: (i) promptly notify the non-disclosing party and, if having received a court order or subpoena, deliver a copy of the same to the non-disclosing party; (ii) cooperate with the non-disclosing party at the expense of the non-disclosing party in obtaining a protective or similar order with respect to such information; and (iii) provide only such of the confidential information as the disclosing party is advised by its counsel is necessary to strictly comply with such court order or subpoena.

                (c)     NONDISCLOSURE.

                Neither MailKey, nor Acquiror or Sub shall disclose to the public or to any third party the existence of this Agreement or the transactions contemplated hereby or any other material non-public information concerning or relating to any other party hereto, other than with the express prior written consent of the other parties hereto, except as may be required by law or court order or to enforce the rights of such disclosing party under this Agreement, in which event the contents of any proposed disclosure shall be discussed with the other party before release; provided, however, that notwithstanding anything to the contrary contained in this Agreement, any party hereto may disclose this Agreement to any of its directors, officers, employees, shareholders, Affiliates, agents and representative who need to know such information for the sole purpose of evaluating the Merger, and to any Person whose consent is required in connection with the Merger or this Agreement. The parties anticipate issuing a mutually acceptable, joint press release announcing the execution of this Agreement and the consummation of the Merger.

                (d)     NO SOLICITATION.

                In consideration of the substantial expenditure of time, effort and money to be undertaken by Acquiror and MailKey in connection with the transactions contemplated by this Agreement, neither MailKey or any of their respective Affiliates on the one hand nor Acquiror, Sub or Acquiror Shareholder on the other hand, will, prior to the Closing directly or indirectly, through any officer, director, agent or otherwise: (i) solicit, initiate or encourage the submission of inquiries, proposals or offers from any Person or entity relating to any acquisition or purchase of assets of or any equity interest in the other party or any Affiliate thereof or any tender offer (including a self-tender offer), exchange offer, merger, consolidation, business combination, sale of a substantial amount of assets or sale of securities, liquidation, dissolution or similar transaction involving the other party or its Affiliates (a "Transaction Proposal"); (b) enter into or participate in any discussions or negotiations regarding a Transaction Proposal, or furnish to any other Person or entity any information with respect to the business, properties or assets of the other party or its Affiliates in connection with a Transaction Proposal; or (c) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek a Transaction Proposal; provided, however, that the foregoing shall not prohibit Acquiror from
(x) furnishing information concerning Acquiror and its businesses, properties or assets pursuant to an appropriate confidentiality agreement to a third party who has made an unsolicited Transaction Proposal and/or (y) engaging in discussions or negotiations with a third party who has made an unsolicited Transaction Proposal, but, in each case referred to in the foregoing clauses (x) and (y), only to the extent that the board of directors of Acquiror shall have concluded in good faith, after consulting with and considering the advise of outside counsel, that such action is required by the board of directors of Acquiror in the exercise of its fiduciary duties to the stockholders of Acquiror. Each party shall promptly notify the other party if any such proposal or offer, or any inquiry or contact with any Person or entity with respect thereto is made. Notwithstanding the foregoing, if either party terminates this Agreement, upon the other party's satisfaction of any obligation owing to the terminating party, the foregoing provision shall be of no force or effect.

        5.3     INTERIM OPERATIONS.

                During the period from the date of this Agreement and continuing until the Closing:

                (a)     INTERIM OPERATIONS OF MAILKEY.

                MailKey agrees (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that Acquiror shall otherwise consent in writing) that:

                        (i) ORDINARY COURSE. MailKey and its Subsidiaries shall carry on their business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them;

                        (ii) DIVIDENDS; CHANGES IN STOCK. MailKey and its Subsidiaries shall not and shall not propose to (a) declare, set aside or pay any dividend, on, or make other distributions in respect of, any of their capital stock, (b) split, combine or reclassify any of their capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of their capital stock (c) redeem, repurchase or otherwise acquire any shares of their capital stock or (d) otherwise change their capitalization.

                        (iii) GOVERNING DOCUMENTS. MailKey shall not amend its Articles of Association. None of the Subsidiaries shall amend their respective corporate charters or governing documents.

                        (iv) NO DISPOSITIONS. MailKey and its Subsidiaries shall not sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of their material assets except in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $25,000 in value of such assets.

                        (v) INDEBTEDNESS. MailKey and its Subsidiaries shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice or as otherwise set forth in SCHEDULE 1.3(B).

                        (vi) BENEFIT PLANS; ETC. MailKey and its Subsidiaries shall not adopt or amend in any material respect any collective bargaining agreement or Employee Benefit Plan (as defined herein) which will have the result of increasing the cost of any such agreement or Employee Benefit Plan to Acquiror.

                        (vii) EXECUTIVE COMPENSATION. MailKey and its Subsidiaries shall not grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

                        (viii) ACQUISITIONS. MailKey and its Subsidiaries shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

                        (ix) TAX ELECTIONS. MailKey and its Subsidiaries shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

                        (x) WAIVERS AND RELEASES. MailKey and its Subsidiaries shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any Material Agreement other than in the ordinary course of business and consistent with past practice.

                        (xi) OTHER ACTIONS. MailKey and its Subsidiaries shall not enter into any agreement or arrangement to do any of the foregoing. MailKey and its Subsidiaries shall not take any action, or fail to take any action, that is reasonably likely to result in any of the representations and warranties of them set forth in this Agreement becoming untrue in any material respect.

                (b)     INTERIM OPERATIONS OF ACQUIROR AND SUB.

                Acquiror and Sub agree (except as expressly contemplated by this Agreement, including any Exhibits and Schedules hereto, or to the extent that MailKey shall otherwise consent) that:

                        (i) ORDINARY COURSE. Acquiror and Sub shall conduct no business activity other than in connection with the transactions contemplated by this Agreement.

                        (ii) DIVIDENDS; CHANGES IN STOCK. Except as contemplated hereby or disclosed herein, neither Acquiror nor Sub shall (and neither shall propose to) (a) declare or pay any dividend, on, or make other distributions in respect of, any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (c) repurchase or otherwise acquire any shares of its capital stock or (d) otherwise change its capitalization.

                        (iii) ISSUANCE OF SECURITIES. Except as contemplated by this Agreement, Acquiror shall not sell, issue, pledge, authorize or propose the sale or issuance of, pledge or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities.

                        (iv) GOVERNING DOCUMENTS. Acquiror and Sub shall not amend their charter documents. None of the Subsidiaries shall amend their respective corporate charters or governing documents.

                        (v) NO DISPOSITIONS. Acquiror shall not sell, lease, pledge, encumber or otherwise dispose of or agree to sell, lease, pledge, encumber or otherwise dispose of, any of its material assets except in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $5,000 in value of such assets.

                        (vi) INDEBTEDNESS. Except as contemplated by this Agreement, Acquiror shall not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others other than in the ordinary course of business consistent with prior practice and in no event amounting in the aggregate to more than $5,000.

                        (vii) EXECUTIVE COMPENSATION. Acquiror shall not grant to any executive officer any increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer.

                        (viii) ACQUISITIONS. Acquiror shall not acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or subdivision thereof, or make any investment by either purchase of stock or securities, contributions to capital, property transfer or, except in the ordinary course of business, purchase of any property or assets, of any other individual or entity.

                        (ix) TAX ELECTIONS. Acquiror shall not make any material tax election or settle or compromise any material federal, state, local or foreign tax liability.

                        (x) WAIVERS AND RELEASES. Acquiror shall not waive, release, grant or transfer any rights of material value or modify or change in any material respect any Material Agreement other than in the ordinary course of business and consistent with past practice.

                        (xi) OTHER ACTIONS. Acquiror shall not enter into any agreement or arrangement to do any of the foregoing. Acquiror shall not take any action, or fail to take any action, that is reasonably likely to result in any of its representations and warranties set forth in this Agreement becoming untrue in any material respect.

        5.4     INTENTIONALLY OMITTED.

        5.5     ALL REASONABLE EFFORTS.

                Subject to the terms and conditions of this Agreement and to the fiduciary duties and obligations of the boards of directors of the parties hereto to their respective shareholders, as advised by their counsel, each of the parties to this Agreement shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, as soon as reasonable practicable, to consummate the Merger and the other transactions contemplated by this Agreement.

        5.6     PUBLIC ANNOUNCEMENTS.

                Acquiror, Sub and MailKey shall consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger, this Agreement or the other transactions contemplated by this Agreement and shall not issue any other press release or make any other public statement without prior consent of the other parties, except as may be required by law or, with respect to Acquiror, by obligations pursuant to rule or regulation of the Exchange Act, the Securities Act, any rule or regulation promulgated thereunder or any rule or regulation of the National Association of Securities Dealers.

        5.7     NOTIFICATION OF CERTAIN MATTERS.

                MailKey shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to MailKey, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect, as to MailKey, at or prior to the Closing, and, as to Acquiror or Sub, as of the Closing and (b) any material failure of MailKey, on the one hand, or Acquiror and Sub, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available to the party receiving such notice under this Agreement as expressly provided in this Agreement.

        5.8     EXPENSES.

                All costs and expenses incurred in connection with the Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

        5.9     INTENTIONALLY OMITTED.

        5.10    INTENTIONALLY OMITTED.

        5.11    ISSUANCE OF COMMON STOCK.

                On or before the Closing, Acquiror shall take all necessary action to authorize the issuance of 975,000 S-8 Shares to the persons set forth on SCHEDULE 5.11, and shall issue such S-8 Shares to such persons immediately after Closing. Such S-8 Shares shall be allocated among such persons as set forth on SCHEDULE 5.11.

        5.12    PROHIBITION ON TRADING IN ACQUIROR SECURITIES.

                MailKey acknowledges that the United States securities laws prohibit any Person who has received material non-public information concerning the matters which are the subject matter of this Agreement from purchasing or selling the securities of the Acquiror, or from communicating such information to any Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities of the Acquiror. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, MailKey shall not purchase or sell any securities of the Acquiror, or communicate such information to any other Person.

        5.13    BOARD OF DIRECTORS.

                On or before the Closing, Acquiror shall obtain letters of resignation from Andrew J. Kacic, John W. Shaffer and Raymond J. Bills, constituting all of the members of its board of directors, and take all necessary corporation action, including amending Acquiror's bylaws if necessary, to appoint Tim Dean-Smith and Susan Walton (the "MAILKEY DESIGNEES") to serve as the directors of Acquiror, all to be effective at 12:00 noon eastern standard time on the first Business Day after the Closing. Acquiror shall comply with and immediately take all actions, if any, required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 5.13, including mailing to its shareholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable the MailKey Designees to be appointed to the Acquiror's Board of Directors (the "Information Statement"). MailKey will supply the Acquiror with all information with respect to, and be solely responsible for all information with respect to, MailKey, the MailKey Designees and its officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1. MailKey shall assume and be responsible for paying all reasonable costs associated with the preparation of the Information Statement, the filing of the Information Statement with the SEC, the distribution of the Information Statement to the shareholders of Acquiror, and any and all other reasonable costs associated with the fulfillment of Acquiror's obligations under Section 14(f) and Rule 14f-1 as they relate to the actions described in this Section 5.13.

        5.14    ACKNOWLEDGMENT OF APPROVALS.

                By virtue of their respective signatures to this Agreement, Acquiror, Sub and MailKey acknowledge their approval of this Agreement and their consent to the consummation of the transactions identified herein.

        5.15    MAILKEY FINANCIAL STATEMENTS.

                Prior to Closing, MailKey shall prepare and deliver to Acquiror copies of audited consolidated financial statements of MailKey and the Subsidiaries for the fiscal year ended March 31, 2003, together with a report containing an unqualified opinion thereon by an independent accountant authorized to practice before the SEC (which report may include one or more qualifications relating to MailKey's ability to continue as a going concern), and unaudited consolidated financial statements of MailKey and the Subsidiaries for the interim period ending December 31, 2003, which will have been reviewed by an independent accountant authorized to practice before the SEC (collectively, the "FINANCIAL STATEMENTS") which shall be attached hereto as
SCHEDULE 4.1(E)(II). Such Financial Statements will have been prepared from, and will be in accordance with, the books and records of MailKey, will comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, will have been prepared in accordance with GAAP applied on a consistent basis throughout the periods reported upon and will fairly present in all material respects the financial position of MailKey and its Subsidiaries as of the dates thereof and the results of operations and cash flows of MailKey and its Subsidiaries for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments not material in amount).

        5.16    CERTAIN POST-CLOSING CORPORATE ACTIONS.

                Commencing upon the Effective Time and continuing for a period of six (6) months thereafter, MailKey shall not (i) decrease the number of issued and outstanding shares of common stock of Acquiror held by each shareholder of record; (ii) issue for cash additional shares of common stock of Acquiror for a price per share that is less than the greater of (x) eighty percent (80%) of the closing price of the shares of common stock on the exchange or electronic trading system on which such shares are traded, as determined at the close of trading on the immediately preceding business day, or (y) $1.50 per share; nor (iv) issue more than 350,000 S-8 Shares, except that subsections (i),
(ii), (iii), and (iv) shall not prevent MailKey from obtaining any vote of Acquiror's directors and shareholders during such six (6) month period necessary to effect any of the actions described in such subsections after the expiration of such six (6) month period. Commencing upon the Effective Time and continuing for a period of ninety (90) days thereafter, MailKey shall not cause Acquiror to file a registration statement with the SEC relating to the registration of any Acquiror Securities, except that MailKey shall not be prevented from obtaining any vote of Acquiror's directors and shareholders during such ninety (90) day period necessary to effect any of such actions after the expiration of such ninety (90) day period.

        5.17    PRODUCTION OF SCHEDULES AND EXHIBITS.

                Each of the parties hereto shall utilize its reasonable best efforts to produce all Schedules and Exhibits required to be produced by it under this Agreement prior to the execution hereof. In the event that any party has not produced all Schedules and Exhibits required to be produced by it hereunder prior to the execution of this Agreement, unless otherwise provided herein, all such Schedules and Exhibits shall be produced by such party not later than three (3) Business Days prior to the Closing. The Schedules and Exhibits produced subsequent to the execution of this Agreement, shall be given such force and effect as though such Schedules and Exhibits which were produced upon execution of this Agreement.

                                   ARTICLE VI

                    CONDITIONS TO CONSUMMATION OF THE MERGER

        6.1     CONDITIONS TO OBLIGATIONS OF MAILKEY.

                The obligations of MailKey to consummate the Merger and the other transactions contemplated to be consummated by them at the Closing are subject to the satisfaction (or waiver by MailKey) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

                (a) The representations and warranties of Acquiror and Sub set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

                (b) Acquiror shall have complied in a timely manner and in all material respects with the respective covenants and agreements set out in this Agreement;

                (c) The Merger shall have been approved by Sub in accordance with the provisions of the DGCL. The Board of Directors of Sub and Acquiror shall have approved the execution of this Agreement and the Merger thereby;

                (d) There shall be delivered to MailKey an officer's certificate of Acquiror to the effect that all of the representations and warranties of Acquiror set forth herein are true and correct in all material respects as of the Closing, and the Acquiror has complied in all material respects with the covenants and agreements set forth herein that are required to be complied with by the Closing;

                (e) There shall be delivered to MailKey an officer's certificate of Sub to the effect that all of the representations and warranties of Sub set forth herein are true and complete in all material respects as of the Closing, and Sub has complied in all material respects with the covenants and agreements set forth herein that are required to be complied with by the Closing;

                (f) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured; and

                (g) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

        6.2     CONDITIONS TO ACQUIROR'S OBLIGATIONS.

                The obligations of Acquiror and Sub to consummate the Merger and the other transactions contemplated to be consummated by them at the Closing are subject to the satisfaction (or waiver by Acquiror and Sub) at or prior to the Closing (or at such other time prior thereto as may be expressly provided in this Agreement) of each of the following conditions:

                (a) The representations and warranties of MailKey set out in this Agreement shall be true and correct in all material respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time;

                (b) MailKey shall have complied in a timely manner and in all material respects with its covenants and agreements set out in this Agreement;

                (c) There shall be delivered to Acquiror an officer's certificate of MailKey to the effect that all of the representations and warranties of MailKey set forth herein are true and correct in all material respects as of the Closing, and that MailKey has complied in all material respects with covenants and agreements set forth herein required to be complied with by the Closing;

                (d) There shall be delivered to Acquiror a certificate signed by the Shareholder to the effect that the representations and warranties of MailKey and the Shareholder set forth herein and true and correct in all material respects and that MailKey and the Shareholder have complied in all material respects with their covenants and agreements required to be complied with by the Closing;

                (e) MailKey shall have secured the written consent of the holders of 100% of the MailKey Capital Stock by way of Written Notice as described in Section 3.1(a) hereof;

                (f) All U.S. MailKey Security Holders shall have executed and delivered U.S. Investment Letters and Non-U.S. MailKey Security Holders shall have executed and delivered Non-U.S. Investment Letters;

                (g)     Intentionally Omitted.

                (h) All director, shareholder, lender, lessor and other parties' consents and approvals, as well as all filings with, and all necessary consents or approvals of, all federal, state and local governmental authorities and agencies, as are required under this Agreement, applicable law or any applicable contract or agreement (other than as contemplated by this Agreement) to complete the Merger shall have been secured;

                (i) A comparison of the GAAP Financial Statements and the Financial Statements shall not reveal any changes in the financial position and the results of operations and cash flows of MailKey and its Subsidiaries that, if evaluated collectively as a single change resulting from a single event occurring subsequent to the date of delivery of the GAAP Financial Statements to Acquiror and the date of delivery of the Financial Statements to Acquiror, would constitute and event having a Material Adverse Effect on MailKey and the Subsidiaries collectively.

                (j) The Board of Directors of MailKey and the MailKey Shareholders by way of Written Notice as provided in Section 3.1 shall have approved the Merger in accordance with the BVI laws; and

                (k) No statute, rule, regulation, executive order, decree, injunction or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental authority that prohibits or restricts the consummation of the Merger or the related transactions.

                                   ARTICLE VII

                                 INDEMNIFICATION

        7.1     INDEMNIFICATION BY THE SHAREHOLDER.

                From and after the Closing Date, the Shareholder shall indemnify and hold harmless Acquiror and Sub and their respective officers, directors and shareholders (each an "Indemnified Party"), from and against any and all demands, claims, actions or causes of action, judgments, assessments, losses, liabilities, damages or penalties and reasonable attorneys' fees and related disbursements (collectively, "Claims") suffered by such Indemnified Party resulting from or arising out of (i) any inaccuracy in or breach of any of the representations or warranties made by MailKey or the Shareholder at the time they were made, and, except for representations and warranties that speak as of a specific date or time (which need only be true and correct as of such date or time), on and as of the Closing Date, (ii) any breach or nonfulfillment of any covenants or agreements made by MailKey or the Shareholder, and (iii) any misrepresentation made by MailKey or the Shareholder, in each case as made herein or in the Schedules or Exhibits annexed hereto or in any closing certificate, schedule or any ancillary certificates or other documents or instruments furnished by MailKey or the Shareholder pursuant hereto or in connection with the Merger.

        7.2     INDEMNIFICATION PROCEDURES FOR THIRD-PARTY CLAIM.

                (a) Upon obtaining knowledge of any Claim by a third party which has given rise to, or is expected to give rise to, a claim for indemnification hereunder, Acquiror shall give written notice ("Notice of Claim") of such claim or demand to the Shareholder, specifying in reasonable detail such information as the Indemnified Party may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). Subject to the limitations set forth in Section 7.2(b) hereof, no failure or delay by Acquiror in the performance of the foregoing shall reduce or otherwise affect the obligation of the Shareholder to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have actually adversely affected the Shareholder's ability to defend against, settle or satisfy any Claims for which the Indemnified Party is entitled to indemnification hereunder.

                (b) If the claim or demand set forth in the Notice of Claim given by Acquiror pursuant to Section 7.2(a) hereof is a claim or demand asserted by a third party, the Shareholder shall have fifteen (15) days after the date on which Notice of Claim is given to notify Acquiror in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If the Shareholder elects to defend such third party claim or demand, Acquiror shall make available to the Shareholder and its agents and representatives all records and other materials that are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Shareholder in the defense of, such third party claim or demand, and so long as the Shareholder is defending such third party claim in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Shareholder elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at such Indemnified Party's own expense. In the event, however, that such Indemnified Party reasonably determines that representation by counsel to the Shareholder of both the Shareholder and such Indemnified Party could reasonably be expected to present counsel with a conflict of interest, then the Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the Shareholder will pay the fees and expenses of such counsel. If the Shareholder does not elect to defend such third party claim or demand or does not defend such third party claim or demand in good faith, the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Shareholder's expense, to defend such third party claim or demand; provided, however, that (i) such Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; (ii) such Indemnified Party's defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Shareholder under the agreements of indemnification set forth in this Article VII; and (iii) such Indemnified Party may not settle any claim without the consent of the Shareholder, which consent shall not be unreasonably withheld or delayed.

                (c) MailKey and the Shareholder, and Acquiror, Sub and the other Indemnified Parties, if any, shall cooperate fully in all aspects of any investigation, defense, pre-trial activities, trial, compromise, settlement or discharge of any claim in respect of which indemnity is sought pursuant to this
Article VII, including, but not limited to, by providing the other party with reasonable access to employees and officers (including as witnesses) and other information.

                (d) Except for third party claims being defended in good faith, the Shareholder shall satisfy its obligations under this Article VII in respect of a valid claim for indemnification hereunder that is not contested by MailKey in good faith in cash within thirty (30) days after the date on which Notice of Claim is given.

        7.3     INDEMNIFICATION PROCEDURES FOR NON-THIRD PARTY CLAIMS.

                In the event any Indemnified Party should have an indemnification claim against the Shareholder under this Agreement that does not involve a claim by a third party, the Indemnified Party shall promptly deliver notice of such claim to the Shareholder in writing and in reasonable detail. The failure by any Indemnified Party to so notify the Shareholder shall not relieve the Shareholder from any liability that it may have to such Indemnified Party, except to the extent that the Shareholder has been actually prejudiced by such failure. If the Shareholder does not notify the Indemnified Party within fifteen
(15) Business Days following its receipt of such notice that the Shareholder disputes such claim, such claim specified by the Shareholder in such notice shall be conclusively deemed a liability of the Shareholder under this Article VII and the Shareholder shall pay the amount of such liability to the Indemnified Party on demand, or in the case of any notice in which the amount of the claim is estimated, on such later date when the amount of such claim is finally determined. If the Shareholder disputes its liability with respect to such claim in a timely manner, Shareholder and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be submitted to arbitration pursuant to Section 9.9.

        7.4     LIMITATIONS ON INDEMNIFICATION.

                No claim for indemnification under this Article VII shall be asserted by, and no liability for such indemnify shall be enforced against, the Shareholder to the extent the Indemnified Party has theretofore received indemnification or otherwise been compensated for such Claim. In the event that an Indemnified Party shall later collect any such amounts recovered under insurance policies with respect to any Claim for which it has previously received payments under this Article VII from the Shareholder, such Indemnified Party shall promptly repay to the Shareholder such amount recovered.

        7.5     EXCLUSIVE REMEDY.

                The indemnification provisions of this Article VII shall be the exclusive remedy following the Closing with respect to breaches thereof and shall be limited as provided in Section 9.2. The obligations of the parties set forth in this Article VII shall be conditioned upon the Closing having occurred.

                                  ARTICLE VIII

                                   TERMINATION

        8.1     TERMINATION.

                This Agreement may be terminated and the Merger may be abandoned at any time prior to or at the Closing:

                (a)     by mutual written consent of Acquiror, Sub and MailKey;

                (b)     by any of Acquiror, Sub or MailKey:

                        (i) if the Closing shall not have occurred on or before March 31, 2004, unless otherwise extended in writing by all of the parties hereto; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before that date; or

                        (ii) if any court of competent jurisdiction, or any governmental body, regulatory or administrative agency or commission having appropriate jurisdiction shall have issued an order, decree or filing or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

                (c)     by MailKey if any of the conditions specified in Section
6.1 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of MailKey to comply with their respective obligations under this Agreement) and MailKey has not waived such conditions on or before the Closing; or

                (d)     by Acquiror if any of the conditions specified in
Section 6.2 have not been met or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquiror or Sub to comply with their respective obligations under this Agreement) and Acquiror or Sub has not waived such condition on or before the Closing.

        8.2     NOTICE AND EFFECT OF TERMINATION.

                In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision pursuant to which such termination is made. Upon termination, this Agreement shall forthwith become void and all obligations of the parties under this Agreement will terminate without any liability on the part of any party or its directors, officers or shareholders and none of the parties shall have any claim or action against any other party, except that the provisions of this Section 8.2 and Sections 5.2, 5.6 and 5.8, shall survive any termination of this Agreement. Nothing contained in this Section 8.2 shall relieve any party from any liability for any breach of this Agreement other than in the event of a termination pursuant to Section 8.1.

        8.3     EXTENSION; WAIVER.

                Any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of any other party under or relating to this Agreement; (b) waive any inaccuracies in the representations or warranties by any other party or (c) waive compliance with any of the agreements of any other party or with any conditions to its own obligations. Any agreement on the part of any other party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        8.4     AMENDMENT AND MODIFICATION.

                This Agreement may be amended by written agreement of Acquiror, Sub and MailKey.

                                   ARTICLE IX

                                  MISCELLANEOUS

        9.1     SURVIVAL OF REPRESENTATIONS AND WARRANTIES; REMEDIES.

                All representations and warranties contained in or made pursuant to this Agreement or in any agreement, certificate, document or statement delivered pursuant hereto shall survive the Closing for a period of twelve (12) months from the Closing Date, unless otherwise specified in such agreement, certificate or document; provided, however, that notwithstanding the foregoing, the representations and warranties set forth in Sections 4.1(a), (b), (d), (e),
(g), (i) and (u) and Sections 4.2(a), (b), (d), (e), (g), (i) and (j) and all covenants and agreements of the parties relating to the subject matter(s) thereof shall survive the Closing without such applicable limitation. The right to indemnification, payment of damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of damages, or other remedy based on such representations, warranties, covenants, and obligations.

                The rights and remedies of the parties to this Agreement are cumulative, not alternative. In addition to their respective rights to damages or other remedies they may have, and without limitation thereof, Acquiror shall have the right to obtain injunctive relief to restrain any breach or otherwise to specifically enforce the provisions of this Agreement, it being agreed by the parties that money damages alone would be inadequate to compensate Acquiror for such breach or other failure to perform the obligations of MailKey under this Agreement.

        9.2     LIMITATIONS ON LIABILITY

                No party to this agreement shall be liable to any other party for breach of its respective representations and warranties in Article 4, unless and until the aggregate amount of all claims exceeds $25,000 (the "Deductible"), and then only to the extent of amounts in excess of the Deductible. Further, in no event shall any party's liability for breach of its respective representations and warranties in Article 4 exceed $300,000.

        9.3     NOTICES.

                All notices requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given on the date if delivered personally, or upon the second Business Day after it shall have been deposited by certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows (or at such other address or facsimile number for a party as shall be specified by like notice):

                IF TO MAILKEY OR SHAREHOLDER:                    WITH A COPY TO:
                ----------------------------                     --------------

                MailKey Secure Solutions, Ltd.                   Spector Gadon & Rosen, P.C.
                P.O. Box 3321                                    Seven Penn Center
                Road Town, Tortola                               1635 Market Street
                British Virgin Islands                           7th Floor
                Attention:  Tim Dean-Smith                       Philadelphia, PA 19103
                                                                 Attention:  Vincent A. Vietti, Esq.


                  IF TO ACQUIROR OR SUB:                           WITH A COPY TO:
                  ---------------------                            --------------

                  Global Diversified Acquisition Corp.             Brown Rudnick Berlack Israels
                  7025 E. First Avenue                             120 West 45th Street
                  Suite 5                                          New York, New York 10036
                  Scotsdale, Arizona  85251                        Attention:  Steven Saide, Esq.
                  Attention:  Andrew J. Kacic

        9.4     AGREEMENT; ASSIGNMENT.

                This Agreement, including all Exhibits and Schedules hereto, constitutes the entire Agreement among the parties with respect to its subject matter and supersedes all prior agreements and understandings, both written and oral, among the parties or any of them with respect to such subject matter and shall not be assigned by operation of law or otherwise.

        9.5     BINDING EFFECT; BENEFIT.

                This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Nothing in this Agreement is intended to confer on any Person other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        9.6     HEADINGS.

                The descriptive headings of the sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

        9.7     COUNTERPARTS.

                This Agreement may be executed in two or more counterparts and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

        9.8     GOVERNING LAW.

                This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent that the Nevada General Corporation Law shall apply to the internal corporate governance of the Acquiror or the BVI law shall apply to the internal corporate governance of MailKey, without regard to the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

        9.9     ARBITRATION.

                If a dispute arises as to the interpretation of this Agreement, it shall be decided finally in an arbitration proceeding conforming to the Rules of the American Arbitration

Association applicable to commercial arbitration then in effect at the time of the dispute. The arbitration shall take place in Philadelphia, Pennsylvania. The decision of the Arbitrators shall be conclusively binding upon the parties and final, and such decision shall be enforceable as a judgment in any court of competent jurisdiction. The parties shall share equally the costs of the arbitration.

        9.10    SEVERABILITY.

                If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

        9.11    CERTAIN DEFINITIONS.

                As used herein:

                (a) "AFFILIATE" shall have the meanings ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act;

                (b) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which federally chartered financial institutions are not open for business in the City of Philadelphia, Pennsylvania;

                (c) "COPYRIGHTS" means mask works, rights of publicity and privacy, and copyrights in works of authorship of any type, including Software, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, all moral and common law rights thereto, and all other rights associated therewith;

                (d) "ENCUMBRANCES" shall mean any security or other property interest or right, claim, lien, pledge, option, charge, security interest, contingent or conditional sale, or other title claim or retention agreement, interest or other right or claim of third parties, whether perfected or not perfected, voluntarily incurred or arising by operation of law, and including any agreement to grant or submit to any of the foregoing in the future;

                (e) "ENVIRONMENTAL LAW" shall mean any applicable statute, rule, regulation, law, bylaw, ordinance or directive of any nation or government, any state, municipality or other political subdivision thereof and any entity, body, agency, commission or court, whether domestic, foreign or multinational, exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any executive official thereof, dealing with the pollution or protection of natural resources or the indoor or ambient environment or with the protection of human health or safety;

                (f) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

                (g) "INTELLECTUAL PROPERTY" means (a) Patents, (b) Trademarks, (c) Copyrights, (d) Trade Secrets and (e) Software;

                (h) "KNOWLEDGE" means an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                        (i) such individual is actually aware of such fact or other matter; or a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

                        (ii) A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter;

                (i) "LICENSED INTELLECTUAL PROPERTY" means Intellectual Property licensed to MailKey or its Subsidiaries pursuant to the MailKey IP Agreements;

                (j) "MAILKEY IP AGREEMENTS" means (a) licenses of Intellectual Property by MailKey or its Subsidiaries to any third party, (b) licenses of Intellectual Property by any third party to MailKey or its Subsidiaries, (c) agreements between MailKey or its Subsidiaries and any third party relating to the development or use of Intellectual Property, the development or transmission of data, or the use, modification, framing, linking, advertisement, or other practices with respect to Internet web sites, and (d) consents, settlements, decrees, orders, injunctions, judgments or rulings governing the use, validity or enforceability of MailKey Intellectual Property;

                (k) "MAILKEY SOFTWARE" means all Software (a) material to the operation of the business of MailKey or its Subsidiaries or (b) manufactured, distributed, sold, licensed or marketed by MailKey or its Subsidiaries;

                (l) "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, condition (financial or otherwise) or results of operation of the relevant party and its subsidiaries, if any, which is material to such party and its subsidiaries, if any, taken as a whole;

                (m) "OWNED INTELLECTUAL PROPERTY" means Intellectual Property owned by MailKey or its Subsidiaries;

                (n) "PATENTS" means United States, foreign and international patents, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof, and all rights therein provided by international treaties and conventions;

                (o) "PERSON" means any individual, corporation, partnership, association, trust or other entity or organization, including a governmental or political subdivision or any agency or institution thereof;

                (p) "RIGHTS" shall mean any and all outstanding subscriptions, warrants, options, voting agreements, voting trusts, proxies, or other arrangements or commitments obligating or which may obligate a Person to dispose of or vote any shares;

                (q) "SOFTWARE" means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, object code, operating systems and specifications, data, databases, database management code, utilities, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, and data formats, all versions, updates, corrections, enhancements and modifications thereof, and all related documentation, developer notes, comments and annotations;

                (r) "TAXES" shall mean all taxes (whether U.S. federal, state, local or non-U.S.) based upon or measured by income and any other tax whatsoever, including, without limitation, gross receipts, profits, sales, levies, imposts, deductions, charges, rates, duties, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll and social security, employment, excise, stamp duty or property taxes, together with any interest, penalties, charges or fees imposed with respect thereto.

                (s) "TRADE SECRETS" means trade secrets, know-how and other confidential or proprietary technical, business and other information, including manufacturing and production processes and techniques, research and development information, technology, drawings, specifications, designs, plans, proposals, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, customer and supplier lists and information, and all rights in any jurisdiction to limit the use or disclosure thereof; and

                (t) "TRADEMARKS" means trademarks, service marks, trade dress, logos, trade names, corporate names, URL addresses, domain names and symbols, slogans and other indicia of source or origin, including the goodwill of the business symbolized thereby or associated therewith, common law rights thereto, registrations and applications for registration thereof throughout the world, all rights therein provided by international treaties and conventions, and all other rights associated therewith.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Acquiror, Sub, MailKey and Shareholder have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

                                    GLOBAL DIVERSIFIED ACQUISITION CORP.



                                    By:  /s/ John W. Shaffer
                                         --------------------------------------
                                         John W. Shaffer
                                         Chief Financial Officer


                                    GD ACQUISITION CORP.



                                    By:   /s/ John W. Shaffer
                                         --------------------------------------
                                         John W. Shaffer
                                         President


                                    MK SECURE SOLUTIONS, LTD.



                                    By:   /s/ Tim Dean-Smith
                                         --------------------------------------
                                         Tim Dean-Smith
                                         Chief Executive Officer


                                    WESTVALE CONSULTANTS, LTD.


                                    By:  /s/ Tim Dean-Smith
                                         --------------------------------------
                                          Tim Dean-Smith
                                          Director

                         Omitted Exhibits and Schedules
                         ------------------------------


        The following exhibits and schedules to the Agreement and Plan of Merger have been omitted:


         Exhibit                       Exhibit Description
         -------                       -------------------
             A                         Form of Warrant
             B                         Form of Option
             C                         Form of Loan Unit
             D                         Form of U.S. Investment Letter
             E                         Form of Non-U.S. Investment Letter
             F                         Form of Acquiror Warrant

         Schedule                      Schedule Description
         --------                      --------------------

             1                         MailKey Shareholders and Allocation of Merger Consideration
             2                         U.S. MailKey Security Holders
             3                         Non-U.S. MailKey Security Holders
             4                         Articles of Association and Bylaws of MailKey and each Subsidiary
             5                         Consents
             6                         MailKey GAAP Financial Statements
             7                         Location of Leased Property
             8                         Written Notice of Governmental Entity
             9                         MailKey as Landlord
             10                        No Contingent Liabilities
             11                        Litigation
             12                        Taxes
             13                        Insurance Coverage
             14                        Intellectual Property
             15                        Licenses and Rights
             16                        Accounts Receivable
             17                        MailKey Material Contracts
             18                        Labor Relations
             19                        Suppliers and Customers
             20                        Absence of Certain Changes or Events
             21                        Articles of Incorporation and Bylaws of Sub
             22                        Issuances of Securities
             23                        Issuance of S-8 Shares

        The Company agrees to furnish supplementally a copy of the foregoing omitted exhibits and schedules to the Securities and Exchange Commission upon request.